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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
INTEGRATED DEVICE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INTEGRATED DEVICE TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 12, 2003

        We will hold the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), on Friday, September 12, 2003, at 9:30 a.m., local time, at the Santa Clara Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California, for the following purposes:

  1.
  To elect one Class I director for a term to expire at the 2006 Annual Meeting of Stockholders;

  2.
  To approve an amendment to the Company's 1984 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 9,100,000 to 11,100,000;

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending March 28, 2004; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        Stockholders of record at the close of business on July 21, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

        The majority of the Company's outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure a proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

Santa Clara, California
July 31, 2003

By Order of the Board of Directors

Clyde R. Hosein Secretary

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

INTEGRATED DEVICE TECHNOLOGY, INC.
2975 Stender Way
Santa Clara, California 95054
(408) 727-6116

2003 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

July 31, 2003

        The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, September 12, 2003 at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Santa Clara Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054. Only holders of record of the Company's Common Stock at the close of business on July 21, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 104,108,459 shares of Common Stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

        This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about July 31, 2003. An Annual Report on Form 10-K with an Annual Report Wrap for the fiscal year ended March 30, 2003 is being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders of record. The Annual Report Wrap is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Holders of the Company's Common Stock are entitled to one vote for each share held as of the above Record Date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees, if more than one, the votes represented by proxies in the proxy holder's sole discretion.

        The director will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal Nos. 2 and 3 each require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before voted) will be voted at the Annual Meeting FOR: (1) the election of the director nominee listed in Proposal 1; (2) the amendment to the 1984 Employee Stock Purchase Plan in Proposal 2, and (3) the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants in Proposal 3.

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on matters presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting.

        The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, facsimile or in person. The Company has retained a proxy solicitation firm, Skinner & Co., Inc., to aid it in the solicitation process. The Company will pay that firm a fee of $5,000, plus expenses. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

        Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by: (i) a written notice delivered to the Company stating that the proxy is revoked, (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may submit to the Board of Directors proposals to be considered for submission to the stockholders at the Annual Meeting in 2004. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Integrated Device Technology, Inc., 2975 Stender Way, Santa Clara, California 95054 and must be received no later than April 2, 2004. Your notice must include:

  •
  your name and address and the text of the proposal to be introduced;

  •
  the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

  •
  a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

        The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws. Our Amended and Restated Bylaws also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTOR

        As of the date of the Annual Meeting, the Board of Directors shall consist of five members, divided into three classes with staggered terms. One Class I director is to be elected at the Annual Meeting to serve a three-year term expiring at the 2006 Annual Meeting of Stockholders, or until a successor has been duly elected and qualified. The remaining four directors will continue to serve for the terms as set forth in the table below.

        Gregory S. Lang has been nominated by the Board of Directors to serve as the Class I director. The nominee currently serves on the Board of Directors and has indicated a willingness to continue serving if elected.

        Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner so as to withhold authority to vote. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company's Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws.

Directors/Nominee

        The names of the nominee and the other directors of the Company, and certain information about them, as of July 21, 2003, are set forth below:

Name	Age	Position with Company	Director Since
Class I Directors—Term expiring at the 2003 Annual Meeting:
Gregory S. Lang	40	President and Chief Executive Officer	2003
Jerry G. Taylor*	54	Director	1999
Class II Directors—Term expiring at the 2004 Annual Meeting:
Federico Faggin (1)(2)(3)	61	Chairman of the Board of Directors	1992
John C. Bolger (2)(4)	56	Director	1993
Class III Directors—Term expiring at the 2005 Annual Meeting:
Kenneth Kannappan (2)(4)	43	Director	2000
John Schofield (1)(3)(4)	54	Director	2001

*
Mr. Taylor will retire from the Board effective September 12, 2003 and the Board will consist of five (5) directors.

(1)
Member of the Compensation and Stock Option Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Nominating Committee.

(4)
Member of the Governance Committee

        Mr. Lang joined the Company as President in October 2001. Mr. Lang became Chief Executive Officer and was appointed to the Board of Directors in January 2003. Prior to joining the Company,

Mr. Lang held various management positions at Intel Corporation, most recently as Vice President and General Manager of the Platform Networking Group from September 1996 to October 2001.

        Mr. Taylor joined the Company as Vice President, Memory Products in June 1996, and was appointed Executive Vice President, Manufacturing and Memory Products, in January 1998. Mr. Taylor became President and was appointed to the Board of Directors in July 1999. He was named Chief Executive Officer in December 1999. Prior to joining the Company, Mr. Taylor held engineering positions at Mostek, Fairchild Semiconductor, Benchmarq Microelectronics, Plano ISD and Lattice Semiconductor. Mr. Taylor retired as Chief Executive Officer of the Company in December 2002, and will retire from the Board of Directors in September 2003.

        Mr. Faggin has been a director of the Company since 1992, and in 2001, was elected Chairman of the Board. Mr. Faggin also serves as Chairman of the Board of Directors of Synaptics, Inc., a computer peripherals and software company he co-founded in 1986, and where he has held various positions, including President, Chief Executive Officer and director. Mr. Faggin also serves as a director for Foveon, Inc., BlueArc, Inc. and Zilog, Inc.

        Mr. Bolger has been a director of the Company since 1993. For the past ten years, Mr. Bolger has been a private investor and is a retired Vice President of Finance and Administration of Cisco Systems, Inc. Mr. Bolger also serves as a director for Mission West Properties, Inc., Sanmina/SCI Corporation, JNI Corporation and Wind River Systems, Inc.

        Mr. Kannappan has been a director of the Company since December 2000. Mr. Kannappan has served as President of Plantronics, Inc. since 1998, and was named its Chief Executive Officer in 1999. Prior to becoming its President, Mr. Kannappan held various positions with Plantronics since 1995. Mr. Kannappan also serves as a director for Plantronics and Mattson Technology, Inc.

        Mr. Schofield has been a director of the Company since April 2001. Mr. Schofield has served as the Chief Executive Officer and President of Advanced Fibre Communications, Inc. since 1999. Prior to joining Advanced Fibre Communications, Mr. Schofield was Senior Vice President of ADC Telecommunications, Inc., and in 1995 was made President of its Integrated Solutions Group. Mr. Schofield also serves as a director for Advanced Fibre Communications and in October 2001, he was elected to the position of Chairman of the Board of Directors of Advanced Fibre Communications.

Board Meetings and Committees

        The Board of Directors of the Company held a total of six (6) meetings and acted by unanimous written consent three (3) times during the fiscal year ended March 30, 2003. The Board of Directors established a policy of meeting in private session, without the presence of management, at the conclusion of each regularly scheduled board meeting. During fiscal 2003, the Board met in private session a total of four (4) times. The Board of Directors also has a Compensation and Stock Option Committee and an Audit Committee, and recently established a Nominating Committee and a Governance Committee.

        During this past fiscal year, the Compensation and Stock Option Committee was composed of two independent, non-employee directors, Messrs. Faggin and Schofield. The Compensation and Stock Option Committee operates under a written charter adopted by the Board. The Compensation and Stock Option Committee determines the salaries and incentive compensation for executive officers, including the Chief Executive Officer and key personnel, and administers the Company's stock option plans, including determining the number of shares underlying options to be granted to each employee and the terms of such options. Mr. Faggin serves as the Chair of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee met twice and acted by written consent fifteen (15) times during fiscal 2003.

        During this past fiscal year, the Audit Committee was composed of three independent, non-employee directors, Messrs. Bolger, Faggin and Kannappan. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee engages the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting practices and its systems of internal controls. Mr. Bolger serves as the Chair of the Audit Committee and satisfies the "Audit Committee financial expert" designation in accordance with applicable Securities and Exchange Commission rules. The Audit Committee held six (6) meetings during fiscal 2003.

        Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 2003.

        In April 2003, the Board established a Nominating Committee and a Governance Committee. Both of these Committees are composed of independent directors and operate under a written charter adopted by the Board. The Nominating Committee identifies and recommends individuals qualified to serve on the Board. The Governance Committee evaluates and recommends the adoption or amendment of corporate governance guidelines and principles applicable to the Company.

Director Compensation

        During fiscal 2003, members of the Board of Directors who are not also officers or employees of the Company were paid an annual retainer in the amount of $15,000 per fiscal year, $2,500 per quarterly board meeting attended (excluding telephone meetings), $1,000 per additional board meeting attended (excluding telephone meetings) and $500 per committee meeting attended if not conducted on the same day as a Board meeting.

        Each non-employee director is initially granted an option to purchase 40,000 shares of the Company's Common Stock on the date of such non-employee director's first election or appointment to the Board. In addition, a non-employee director who chairs the Audit Committee of the Board of Directors is granted an option to purchase 4,000 shares of the Company's Common Stock on the date of such non-employee director's first election or appointment as Chair of the Audit Committee. Initial grants which have been granted in or prior to fiscal 1999 vest 25% per year commencing on the first anniversary date of the grant and expire ten (10) years after issuance. Initial option grants to non-employee directors after fiscal 1999 have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of the date of grant, and then as to 1/36 of the shares each month thereafter.

        Annually after receipt of the initial grant, each non-employee director is granted an option to purchase 10,000 shares of the Company's Common Stock and an additional 1,000 shares of the Company's Common Stock if the optionee is also Chair of the Audit Committee. A non-employee director who serves as Chairman of the Board is granted an additional annual option to purchase 5,000 shares of the Company's Common Stock. All annual grants for non-employee directors are made each year on the date of the Company's annual meeting of stockholders. Annual option grants in or prior to fiscal 1999 become fully exercisable four (4) years after the date of the grant and expire ten (10) years after the date of the Grant. Options granted after fiscal 1999 have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of the date of grant, and then as to 1/36 of the remaining shares each month thereafter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
THE NOMINATED DIRECTOR

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE
1984 EMPLOYEE STOCK PURCHASE PLAN

        Stockholders are being asked to approve an amendment to the Company's 1984 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 9,100,000 shares to 11,100,000 shares (an increase of 2,000,000 shares). The Board of Directors of the Company approved the proposed amendment described above on July 16, 2003, to be effective upon stockholder approval.

        Below is a summary of the principal provisions of the Purchase Plan assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the Purchase Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within three business days of receipt of such request, a copy of the Purchase Plan. Any such request should be directed as follows: Stock Administrator, Integrated Device Technology, Inc., 2975 Stender Way, Santa Clara, CA 95054; telephone number (408) 727-6116; facsimile number (408) 654-6943.

1984 Purchase Plan History

        In May 1984, the Board of Directors of the Company adopted the Purchase Plan and, on July 31, 1984, it was approved by the stockholders of the Company. 600,000 shares of Common Stock were originally reserved for issuance under the Purchase Plan. From time to time, the Board of Directors and stockholders of the Company have approved increases in the number of shares reserved for issuance under the Purchase Plan. Most recently, on July 22, 2002, the Board of Directors amended and restated the Purchase Plan to increase the number of shares of Common Stock issuable thereunder by 600,000 shares to 9,100,000 shares, and on August 30, 2002, the stockholders of the Company approved the increase. A maximum of 1,087,333 shares were available for issuance as of the Record Date pursuant to the Purchase Plan (assuming approval of the proposed amendment, a maximum of 3,087,333 would be available for issuance as of the Record Date pursuant to the Purchase Plan).

Description of the Purchase Plan

        General.    The Purchase Plan, which is intended to qualify under the provisions of section 423 of the Internal Revenue Code of 1986 (the "Code"), provides for the grant to employees of rights to purchase shares of the Company's Common Stock at reduced prices through payroll deductions.

        Administration.    The Purchase Plan is administered by the Board of Directors or by a committee appointed by the Board of Directors consisting of at least two members of the Board of Directors (the "Plan Administrator"). The Plan Administrator has final authority for interpretation of any provisions of the Purchase Plan or of any right to purchase stock granted under the Purchase Plan. All costs and expenses associated with the administration of the Purchase Plan are borne by the Company. In addition, the Purchase Plan provides certain indemnification provisions.

        Participation and Purchase Periods.    The Purchase Plan is implemented by overlapping twelve month periods commencing on the first day of each fiscal quarter of the Company during the term of the Purchase Plan ("Participation Periods"). Effective September 29, 2003, each Participation Period will be comprised of two six-month purchase periods commencing on the Company's first and third fiscal quarters ("Purchase Periods"). The Board of Directors may change the frequency and duration of Participation Periods and Purchase Periods under the Purchase Plan by providing at least 15 days advance notice of the change to plan participants.

        If the fair market value of the Company's Common Stock on the first day of any then-current Participation Period in which any participants are enrolled is higher than the fair market value of the Company's Common Stock on the first day of any subsequent Participation Period, then such participants will be automatically re-enrolled in the subsequent Participation Period and the previous Participation Period will be terminated.

        Eligibility and Enrollment.    Employees of the Company (including officers) that customarily work more than twenty hours a week and more than five months per calendar year are eligible to participate in the Purchase Plan as of the first day of the first Purchase Period after they become eligible to participate in the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after the election to participate, such employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. In addition, no employee is permitted to participate if the rights of the employee to purchase Common Stock of the Company under the Purchase Plan and all similar purchase plans of the Company or its subsidiaries would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year.

        Eligible employees become participants in the Purchase Plan by executing a participation agreement and filing it with the Company's stock administrator no later than the deadline stated on the participation agreement, and if none is stated, then no later than five days before the Participation Period for which such participation agreement is intended to be effective. By enrolling in the Purchase Plan, a participant is deemed to have elected to purchase the maximum number of whole shares of Common Stock that can be purchased with the compensation withheld during each Purchase Period within the Participation Period for which the participant is enrolled. Effective September 29, 2003, no participant will be eligible to purchase more than 5,000 shares of stock within any Purchase Period.

        Payroll Deductions.    Effective September 29, 2003, the payroll deductions made for each participant may be not less than 1% nor more than 15% of a participant's compensation. Compensation is defined in the Purchase Plan as the cash remuneration paid to a participant during a Purchase Period that is reported by the Company on Form W-2 for federal income tax reporting purposes (including salary deferrals to the Company's 401(k) plan and contributions to the Company's Section 125 cafeteria plan). Compensation includes payments for overtime work and shift differential, incentive compensation, sales commissions, profit sharing payments and other bonuses. Compensation excludes any special payments, such as moving or auto allowances, educational reimbursements, welfare benefits, amounts realized from the exercise, sale, exchange or other disposition of any stock option and premiums for life and disability insurance. Payroll deductions commence with the first paycheck issued during the first Purchase Period of the Participation Period for which the participant is enrolled and are deducted from subsequent paychecks throughout each Purchase Period during the Participation Period unless changed or terminated as provided in the Purchase Plan. The participant may decrease the rate of payroll withholding once during each Purchase Period by filing a new participation agreement. The new rate becomes effective no later than the first day of the second payroll period which begins following the receipt of the new participation agreement. The participant may increase or decrease the rate of payroll withholding for the next Purchase Period by filing a new participation agreement on or before the date specified by the Company's stock administrator and if none is stated, then no later than five days before the Purchase Period for which the change is to be effective.

        The Company maintains a plan account in the name of each participant and credits the amount deducted from compensation to such account. No interest accrues to the money held in the account pending purchase of shares of common stock.

        Purchase of Stock; Price.    As of the last day of each Purchase Period, each participant's accumulated payroll deductions are applied to the purchase of whole shares of Common Stock at a price which is the lower of (i) 85% of the fair market value per share of the Common Stock on the first trading day of the Participation Period or (ii) 85% of the fair market value per share of the Common Stock on the last trading day of the applicable Purchase Period. The fair market value of the

Common Stock on a given date is defined as the closing price on the immediately preceding trading day as reported by the Nasdaq National Market. In the event that the aggregate number of shares which all participants elect to purchase during a Purchase Period exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants.

        Participants are notified by statements of account as soon as practicable following the end of each Purchase Period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their plan account. Certificates representing whole shares are delivered to a brokerage account and kept in such account pursuant to the participation agreement. The shares must be kept in the brokerage account for two years from the date of grant unless sold.

        Withdrawal From the Purchase Plan.    Participants may withdraw from participation under the Purchase Plan at any time up to the last day of a Purchase Period by filing the prescribed form with the Company's stock administrator. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant's plan account are refunded in cash, without interest. A participant who has withdrawn from the Purchase Plan shall not be a participant in future Participation Periods unless he or she re-enrolls pursuant to the Purchase Plan's guidelines.

        Termination of Employment.    Termination of a participant's status as an eligible employee for any reason, including death, is treated as an automatic withdrawal from the Purchase Plan. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant's death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant's death prior to the last day of the Purchase Period.

        Nontransferability.    The rights or interests of any participant in the Purchase Plan or in any shares or cash to which such participant may be entitled, are not transferable, except as permitted by the Code, by will or by the laws of descent and distribution. An attempt by a participant to transfer an interest in violation of the Purchase Plan is treated as an automatic withdrawal.

        Amendment and Termination of the Purchase Plan.    The Board of Directors has the right to amend, modify or terminate the Purchase Plan at any time without notice; provided, however, stockholder approval shall be obtained when required by applicable laws, regulations or rules.

        Adjustments Upon Changes in Capitalization.    In the event of a subdivision or consolidation of outstanding shares, the payment of a stock dividend or other increase or decrease in such shares effected without the receipt of consideration by the Company, the aggregate number of shares offered under the Purchase Plan, the number and price of shares which any participant may elect to purchase and the maximum number of shares which a participant may elect to purchase under the Purchase Plan in any Purchase Period, shall be proportionately adjusted. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Purchase Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each participant has paid towards the stock purchase price shall be refunded.

Certain Federal Income Tax Information

        The following is a general summary as of this date of the federal income tax consequences to the Company and employees participating in the Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences for participation in this Purchase Plan.

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The Purchase Plan is not subject to any provisions of the Employees Retirement Income Security Act of 1974. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the Participation Period and one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Participation Period. Any additional gain will be treated as long-term capital gain. If the shares are held for the periods described above, are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of dispositions prior to the expiration of the holding periods described above and ascertain the amount of the deductions to which it is entitled, participating employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

New Plan Benefits

        The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of the Company's Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
TO THE 1984 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF
INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 28, 2004, and the stockholders are being asked to ratify such selection. Stockholder ratification of the Company's independent accountants is not required by the Company's Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee and the Board will consider it as direction to select other accountants for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the fiscal year if they determine that such a change would be in the best interests of the Company and its stockholders.

        PricewaterhouseCoopers LLP has been engaged as the Company's independent accountants since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of July 21, 2003, with respect to the beneficial ownership of the Company's Common Stock by: (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (b) each director and nominee; (c) each Named Executive Officer (as set forth below); and (d) all current officers and directors as a group. As of July 21, 2003, the Company had 104,108,459 shares of Common Stock outstanding.

SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Beneficial Ownership(1)
5% Stockholders
FMR Corp.(2) 82 Devonshire Street, Boston MA 02109	10,961,177	10.5%
Putnam Investments, LLC(3) One Post Office Square, Boston, MA 02109	7,681,417	7.4
Brookside Capital Partners Fund, LP(4) 111 Huntington Avenue, Boston, MA 02116	5,363,300	5.2
Non-Employee Directors
Federico Faggin(5)	86,477		*
John C. Bolger(6)	57,830		*
Kenneth Kannappan(7)	35,666		*
John Schofield(8)	30,833		*
Named Executive Officers
Gregory S. Lang(9)	273,436		*
Bill Franciscovich(10)	47,314		*
Chuen-Der Lien(11)	226,208		*
Mike Hunter(12)	159,424		*
Jimmy J.M. Lee(13)	138,069		*
Jerry G. Taylor(14)	453,332		*
All current Executive Officers and Directors as a Group (16 persons)(15)	1,658,064	1.6%

*
Represents less than 1% of the issued and outstanding shares.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of July 21, 2003, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 2975 Stender Way, Santa Clara, CA 95054.

(2)
Based solely on an amended Schedule 13G filed on February 14, 2003 with the Securities and Exchange Commission.

(3)
Based solely on an amended Schedule 13G filed on February 14, 2003 with the Securities and Exchange Commission.

(4)
Based solely on an amended Schedule 13G filed on February 10, 2003 with the Securities and Exchange Commission.

(5)
Represents 24,000 shares beneficially owned by Mr. Faggin and 62,477 shares subject to options exercisable within 60 days of July 21, 2003.

(6)
Includes 57,830 shares subject to options exercisable within 60 days of July 21, 2003.

(7)
Represents 1,500 shares beneficially owned by Mr. Kannappan and 34,166 shares subject to options exercisable within 60 days of July 21, 2003.

(8)
Includes 30,833 shares subject to options exercisable within 60 days of July 21, 2003.

(9)
Represents 1,319 shares beneficially owned by Mr. Lang and 272,117 shares subject to options exercisable within 60 days of July 21, 2003.

(10)
Represents 5,546 shares beneficially owned by Mr. Franciscovich and 41,768 shares subject to options exercisable within 60 days of July 21, 2003.

(11)
Represents 2,508 shares beneficially owned by Mr. Lien, 2,700 shares held of record by Mr. Lien's son and 221,000 shares subject to options exercisable within 60 days of July 21, 2003.

(12)
Represents 3,424 shares beneficially owned by Mr. Hunter and 156,000 shares subject to options exercisable within 60 days of July 21, 2003.

(13)
Represents 15,602 shares beneficially owned by Mr. Lee and 122,467 shares subject to options exercisable within 60 days of July 21, 2003.

(14)
Includes 453,332 shares subject to options exercisable within 60 days of July 21, 2003.

(15)
Includes the shares described in notes 5-14, and an additional 13,467 shares beneficially owned and 136,008 shares subject to options exercisable within 60 days of July 21, 2003 held by executive officers not listed in the table.

REPORT OF COMPENSATION AND STOCK OPTION
COMMITTEE ON EXECUTIVE COMPENSATION

        The report of the Compensation and Stock Option Committee on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        This report is provided by the Compensation and Stock Option Committee of the Board of Directors of the Company to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's Chief Executive Officers during fiscal 2003, Jerry G. Taylor and Gregory S. Lang, and other executive officers. During the Company's fiscal year ended March 30, 2003, the Company's compensation program was administered by the Compensation and Stock Option Committee of the Board of Directors. The role of the Compensation and Stock Option Committee is to review and approve salaries, cash bonuses and other compensation of the executive officers and to administer the Company's 1994 Stock Option Plan (the "1994 Option Plan") and 1997 Stock Option Plan (the "1997 Option Plan"), including review and approval of stock option grants under the 1994 Option Plan to the executive officers. Executive officers are not eligible for stock option grants under the 1997 Option Plan. During the fiscal year ended March 30, 2003, the Compensation and Stock Option Committee consisted of two independent, non-employee directors, Messrs. Faggin and Schofield.

Compensation Philosophy

        The Compensation and Stock Option Committee believes that the compensation of the Company's executive officers should be:

  •
  competitive in the marketplace;

  •
  directly linked to the executive officer's performance;

  •
  directly linked to the Company's profitability and to the value of the Company's Common Stock; and

  •
  sufficient to attract, retain and motivate well-qualified executives who will contribute to the long-term success of the Company.

        Each year, the Company's Human Resources Department develops executive compensation data from a nationally recognized survey ("Compensation Survey") for a group of similar size high technology companies and provides this data to the Compensation and Stock Option Committee. The factors used to determine the participants in the Compensation Survey include annual revenue, industry, growth rate and geography. The Company's executive level positions, including the Chief Executive Officer, were matched to comparable Compensation Survey positions and competitive market compensation levels to determine base salary, target incentives and target total cash compensation. Practices of such companies with respect to stock option grants are also reviewed and compared.

        In preparing the performance graph for this Proxy Statement, the Company used the S&P Electronics (Semiconductors) Index ("S&P Index") as its published line of business index. The companies in the Compensation Survey were substantially similar to the companies contained in the S&P Index. Approximately one-half of the companies included in the Compensation Survey group are included in the S&P Index. The remaining companies included in the Compensation Survey group were believed to be relevant by the Company's independent compensation consultants because they compete for executive talent with the Company. In addition, certain companies included the S&P Index were excluded from the Compensation Survey group because they were determined not to be competitive with the Company for executive talent, or because compensation information was not available.

        This competitive market data, along with the Company's general knowledge of compensation trends in the Compensation Survey group, is reviewed for each executive officer each year with the Chief Executive Officer and with the Compensation and Stock Option Committee. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are reviewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year.

  Key Elements of Executive Compensation

        The Company's executive compensation program consists of cash and equity-based components. Base pay and, if warranted, an annual bonus and a semi-annual award under the Company's profit sharing plan constitute the cash components. Grants of stock options under the Company's 1994 Option Plan comprise the equity-based component. The Vice President of Sales is also eligible to receive a sales-based bonus, which is paid quarterly.

        Cash Components.    Cash compensation is designed to fluctuate with Company performance. In years that the Company exhibits superior financial performance, cash compensation is designed to be above average competitive levels; when financial performance is below goal, cash compensation is designed generally to be below average competitive levels. Essentially, this is achieved through the cash bonus and profit sharing plan awards, which fluctuate principally with profitability.

        Base Pay:    Base pay guidelines are established for executive officers after a review of Compensation Survey data referred to above, adjusted to reflect changes in compensation trends since the Compensation Survey was prepared. Individual base pay within the guidelines is based on sustained individual performance toward achieving the Company's goals and objectives. Executive salaries are reviewed annually.

        Bonus Pay:    The Company's bonus policy is to pay an annual cash bonus to certain executive officers and other key employees based on the operating income of the Company and the employee's individual performance. Payment of bonuses is usually made in the first quarter of each fiscal year for performance during the previous fiscal year. The amount of each bonus is determined by the Chief Executive Officer, subject to the approval of the Compensation and Stock Option Committee. The aggregate amount of all bonuses paid for any single fiscal year may not exceed 6% of operating income for the year.

        Profit Sharing Pay:    Profit sharing pay is comprised of two components: a cash payment made directly to eligible employees, and a cash contribution made directly to eligible employees' 401(k) Savings Plan accounts. The Board of Directors determines the amount of annual Profit Sharing to be paid. Profit sharing payments and 401(k) Savings Plan contributions are made semi-annually. An employee's cash profit sharing payment is determined by taking that portion of total funds available for distribution equal to such employee's base pay divided by the aggregate base pay of all participating employees. An employee's profit sharing 401(k) Savings Plan contribution is determined on a per capita basis, with all participating employees eligible to receive the same amount.

        Deferral of Pay:    The Board of Directors approved a non-qualified deferred compensation plan during fiscal 2001. Under this plan, certain key employees may defer a portion of their base, bonus and profit sharing pay. Participants direct the investment of their account balances among mutual funds available under the plan. This plan was initiated on November 1, 2000.

        Equity-Based Component.    Stock options are an essential element of the Company's executive compensation package. The Compensation and Stock Option Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the Company's stock.

        During fiscal 2003, the Compensation and Stock Option Committee made stock option grants to certain executives. See "Executive Compensation—Option Grants in Fiscal 2003." Stock options typically have been granted to executive officers when the executive first joins the Company, and annually thereafter in connection with significant changes in responsibilities, and, occasionally, to achieve equity within a peer group. In some cases, stock options are awarded to provide incentives to certain employees to attain or help the Company attain specified goals. The number of shares subject to each stock option granted takes into account or is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group, prior option grants to the executive officer and the level of vested and unvested options. The purpose of these options is to provide greater incentive to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock following the date of grant. Except as otherwise provided by the Compensation and Stock Option Committee, these options generally vest as to 25% of the total shares within one (1) year after the date of grant and then monthly over the next three (3) years.

Fiscal 2003 CEO Compensation

        In evaluating the compensation of Mr. Taylor while serving as Chief Executive Officer of the Company for services rendered in fiscal 2003, the Compensation and Stock Option Committee examined both quantitative and qualitative factors. In looking at quantitative factors, the Compensation and Stock Option Committee reviewed the Company's fiscal 2003 financial results and compared them with the Company's financial results in fiscal 2002 and with the companies in the Compensation Survey. The Compensation and Stock Option Committee reviewed the Company's financial performance for fiscal 2003, the Company's decrease in earnings per share in fiscal 2003, the Company's decrease in revenues for fiscal 2003, and other factors. The Compensation and Stock Option Committee did not apply any specific quantitative formula which could assign weights to those performance measures or establish numerical targets for any given factor.

        Based on the foregoing, the factors considered in determining the sizes of the stock option awards discussed above and certain other incentives that the Compensation and Stock Option Committee wished to provide to Messrs. Taylor and Lang, the Committee made the following determinations with respect to their compensation for fiscal 2003:

        In fiscal 2003, Mr. Taylor's base salary was essentially unchanged at $340,018 (compared to $336,077 in fiscal 2002). In October 2002, Mr. Taylor's base salary was reduced fifty percent as more responsibilities were being transferred to his successor, Mr. Lang. At the time he retired in December 2002, Mr. Taylor had received $229,652 in base salary compensation for fiscal 2003. Mr. Taylor did not receive a performance bonus for fiscal 2003. During fiscal 2003, Mr. Taylor was granted 40,000 new stock options. However, upon his retirement as Chief Executive Officer of the Company in 2002, 20,000 of the newly granted stock options were cancelled and vesting on certain other outstanding stock options ceased per the mutual agreement of Mr. Taylor and the Company.

        Mr. Lang, who served as President of the Company through December 2002, became President and CEO of the Company in January 2003. In October 2002, upon the transfer of additional responsibilities from Mr. Taylor, Mr. Lang's base salary was raised from $300,019 to $350,000, such that Mr. Lang received $320,780 in base salary compensation during fiscal 2003. Mr. Lang did not receive a performance bonus for fiscal 2003. During fiscal 2003, Mr. Lang was granted 341,750 new stock options.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to certain executive officers. The Company believes that its compensation programs will generally satisfy the requirements for deductibility of all cash and stock-related incentive compensation to be paid to the Company's executive officers under Section 162(m). However, the Compensation and Stock Option Committee considers one of its primary responsibilities to be providing a compensation program that will attract, retain and reward executive talent necessary to maximize stockholder returns. Accordingly, the Compensation and Stock Option Committee believes that the Company's interests are best served in some circumstances to provide compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m).

COMPENSATION AND STOCK OPTION COMMITTEE

Federico Faggin John Schofield

REPORT OF AUDIT COMMITTEE

        The report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        During fiscal 2003, the Audit Committee was comprised of three independent, non-employee directors, Messrs. Bolger, Faggin and Kannappan. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A.

        The Audit Committee oversees the Company's financial reporting processes on behalf of the Board. Management is responsible for the Company's internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. The independent accountants (or "auditors") are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.

        In this context, the Audit Committee has discussed and reviewed with the independent accountants all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has met with the Company's independent accountants, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

        The Audit Committee has received from the independent accountants a formal written statement describing all relationships between the independent accountants and the Company that might bear on the independence of the accountants consistent with Independence Standards Board No. 1 (Independence Discussions with Audit Committees), discussed with the accountants any relationships that might impact their objectivity and independence, and satisfied itself as to the auditors' independence.

Fees Billed to Company

        The aggregate fees incurred by the Company with PricewaterhouseCoopers LLP for the annual audit and other services for the fiscal years ended March 30, 2003 and March 31, 2002 were as follows:

(in thousands)	Fiscal Year 2003	Fiscal Year 2002
Audit fees(1)	$544	$457
Audit-related fees(2)	84	135
Tax fees(3)	848	952
All other fees(4)	10	30

Total fees	$1,486	$1,574

(1)
Represents audit and accounting advisory services for the Company's annual financial statements included in the Company's Annual Reports on Form 10-K and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, as well as statutory audit services which amounted to $93 thousand and $84 thousand in fiscal years ended 2003 and 2002, respectively.

(2)
Primarily services rendered in connection with mergers and acquisitions.

(3)
Consists of tax filing and tax-related compliance and other advisory services.

(4)
The Company incurred no financial information sytems design and implementation fees in fiscal years ended 2003 or 2002.

        The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP compatible with maintaining the auditors' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John C. Bolger Federico Faggin Kenneth Kannappan

EXECUTIVE COMPENSATION

        The following table shows certain information concerning the compensation of each of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 2003, and Jerry G. Taylor, the Company's former Chief Executive Officer, for services rendered in all capacities to the Company for the fiscal years ended 2003, 2002 and 2001 (together, the "Named Executive Officers"). This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights and has no long-term compensation benefits other than stock options.

Summary Compensation Table

Long-Term Compensation
	Annual Compensation					Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)		Other Annual Compensation($)(2)	Shares Underlying Options(#)		All Other Compensation($)(3)
Gregory S. Lang President and Chief Executive Officer(4)	2003 2002 2001	$320,780 106,161 N/A	$	— 150,000 N/A	$16,285 * N/A	341,750 521,875 N/A		$22,195 — N/A
Bill Franciscovich Vice President, Sales	2003 2002 2001	225,784 215,816 213,033		1,040 6,432 424,714	105,589 86,749 109,258	90,000 97,500 32,500	(5) (5) (5)	10,561 10,853 16,907
Chuen-Der Lien Vice President and Chief Technical Officer	2003 2002 2001	258,398 246,997 243,857		1,190 7,361 605,267	— — —	91,433 117,644 37,897	(5) (5) (5)	42,561 16,728 15,940
Mike Hunter Vice President, Worldwide Manufacturing	2003 2002 2001	262,122 246,708 245,868		1,201 7,432 640,060	— — —	110,000 143,000 48,000	(5) (5) (5)	1,561 1,853 1,907
Jimmy J. M. Lee Vice President, FIFOs, Logic and Telecom Products	2003 2002 2001	237,058 225,697 221,353		1,087 6,721 611,053	* * *	90,000 117,000 37,500	(5) (5) (5)	1,561 1,853 1,907
Jerry G. Taylor Former Chief Executive Officer(6)	2003 2002 2001	229,652 336,077 337,154		1,640 10,140 1,304,955	— — *	40,000 160,000 —	(7)	61 1,850 1,900

*
Does not exceed reporting thresholds for perquisites and other personal benefits.

(1)
Except with respect to Mr. Lang, amounts listed in this column for fiscal 2003, 2002 and 2001 include cash paid under the Company's Profit Sharing Plan, as follows: Mr. Franciscovich, $1,040, $6,432, and $34,714; Mr. Lien, $1,190, $7,361, and $39,737; Mr. Hunter, $1,201, $7,432, and $40,060; Mr. Lee, $1,087, $6,721, $36,053; and Mr. Taylor, $1,640, $10,140, and $54,955. The amount listed in this column for fiscal 2002 for Mr. Lang consists of a one time hire-on bonus. All remaining amounts in this column represent performance bonuses.

(2)
The amounts reflected represent relocation allowance for Mr. Lang and sales-based bonuses for Mr. Franciscovich.

(3)
Amounts listed in this column represent the Company's matching and profit sharing contributions to individual 401(k) accounts of the Named Executive Officers; commuting-related expenses of $22,195 for

  Mr. Lang (2003); auto allowance of $9,000, $9,000, and $9,000 for Mr. Franciscovich (2003, 2002 and 2001); a tenure award of $6,000 for Mr. Lien (2003) and Mr. Franciscovich (2001); and patent awards of $35,000, $14,875, and $14,033 for Mr. Lien (2003, 2002 and 2001).

(4)
Mr. Lang was appointed President on October 1, 2001, and Chief Executive Officer in January, 2003.

(5)
Options tendered in connection with the Company's Stock Option Exchange Program and cancelled by the Company in December 2002.

(6)
Mr. Taylor retired as Chief Executive Officer of the Company in December, 2002.

(7)
A total of 20,000 of these options were subsequently cancelled upon Mr. Taylor's retirement in December, 2002.

Stock Option Exchange

        On December 9, 2002, holders of IDT stock options cancelled 10.1 million stock options with exercise prices at or above $11.01 per share, in exchange for new options to be granted at least six months and one day after the cancellation. Upon the expiration of the offer to exchange, options to purchase 12.6 million shares of the Company's common stock were eligible for exchange. Cancelled options with an exercise price of $21.00 or less were to be replaced with an option to purchase the same number of shares. Cancelled options with an exercise price of more than $21.00 but less than $31.01 were to be replaced with one option for each 1.3333 cancelled options. Cancelled options with an exercise price of $31.01 or more were to be replaced with one option for each 1.5 cancelled options. In exchange for these cancelled options, the Company granted 7.3 million new options on June 11, 2003 at an exercise price of $10.80 per share. New options were granted under the Company's 1994 Stock Option Plan and 1997 Stock Option Plan.

        The Company's executive officers, other than Greg Lang and Jerry Taylor, were eligible to participate in the stock option exchange program. Non-employee directors were not eligible to participate. The replacement options are vested to the same extent that the options they replace would have been vested on the date of the replacement grant had they not been tendered; however the replacement options are not exercisable prior to December 12, 2003.

Option Grants in Fiscal 2003

        The following table contains information concerning the grant of stock options under the Company's 1994 Option Plan to the Named Executive Officers during fiscal 2003. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

Option Grants in Fiscal 2003 and Potential Realizable Values

Individual Grants
Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Shares Underlying Options Granted(2)		% of Total Options Granted to Employees In Fiscal 2003
Name				Exercise Price ($/Share)(3)	Expiration Date
						5%	10%
Gregory S. Lang	36,500 36,500 268,750	(4)	0.7 0.7 5.1	$24.93 11.43 10.90	5/15/09 5/15/09 10/18/09	$371,809 156,421 1,177,151	$866,989 359,891 2,737,563
Bill Franciscovich	45,000 45,000	(5) (5)	0.8 0.8	24.93 11.43	5/15/09 5/15/09	458,395 192,847	1,068,890 443,701
Chuen-Der Lien	45,000 328 328 328 45,000 459	(5) (5) (5) (5) (5) (5)	0.8 0.0 0.0 0.0 0.8 0.0	24.93 15.29 15.29 15.29 11.43 10.90	5/15/09 7/15/09 7/15/09 7/15/09 5/15/09 11/15/09	458,395 2,042 2,042 2,042 192,847 2,037	1,068,890 4,758 4,758 4,758 443,701 4,747
Mike Hunter	55,000 55,000	(5) (5)	1.0 1.0	24.93 11.43	5/15/09 5/15/09	560,260 235,702	1,306,421 542,301
Jimmy J. M. Lee	45,000 45,000	(5) (5)	0.8 0.8	24.93 11.43	5/15/09 5/15/09	458,395 192,847	1,068,890 443,701
Jerry G. Taylor	20,000 20,000	(6) (6)	0.4 0.4	24.93 11.43	5/15/09 5/15/09	203,731 85,710	475,062 197,200

(1)
Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our Common Stock over the term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in our Common Stock over the term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our Common Stock. The amounts in this table may not be achieved.

(2)
Except as otherwise noted, the options shown in the table are non-qualified stock options that vest 25% within one (1) year after the date of the grant, and thereafter in thirty six (36) monthly equal installments. The terms of the 1994 Option Plan provide that these options may become exercisable in full in the event of a change in control (as defined in the 1994 Option Plan).

(3)
All stock options are granted at the fair market value on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares already owned and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(4)
Vests as follows: 75,000 vest on 10/18/03; 75,000 vest 1/12 per month for the 12 months ending 10/18/04; 75,000 vest 1/12 per month for the 12 months ending 10/18/05; and 43,750 vest 1/7 per month for the 7 months ending 5/18/06.

(5)
Options tendered in connection with the Company's Stock Option Exchange Program and cancelled by the Company on December 9, 2002.

(6)
Non-qualified stock options that vest on May 15, 2006, subject to earlier vesting based on the attainment of certain goals. The goals were met and the options vested during fiscal 2003, but the second grant of 20,000 shares at $11.43 was cancelled upon Mr. Taylor's retirement as Chief Executive Officer of the Company in December 2002.

Option Exercises in Fiscal 2003

        The following table shows the number of shares of Common Stock acquired by each of the Named Executive Officers upon the exercise of stock options during fiscal 2003, the net value realized upon exercise, the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of March 30, 2003, and the value of such options based on the closing price of the Company's Common Stock at fiscal year-end ($8.25).

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at Fiscal Year End (#)(2)
					Value of Unexercised In-the-Money Options At Fiscal Year-End($)(3)
Name	Shares Acquired on Exercise(#)	Valued Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory S. Lang	-0-	$-0-	182,551	681,074	$0	$0
Bill Franciscovich	-0-	-0-	35,726	11,772	21,914	2,149
Chuen-Der Lien	-0-	-0-	217,875	3,125	360,109	1,953
Mike Hunter	-0-	-0-	151,541	6,959	143,072	4,349
Jimmy J.M. Lee	-0-	-0-	119,342	5,730	125,380	3,581
Jerry G. Taylor	-0-	-0-	435,935	114,065	258,086	1,758

(1)
"Value Realized" represents the aggregate sales price less the aggregate exercise price.

(2)
The number of shares provided are as of March 30, 2003, and do not include shares tendered in connection with the Company's Stock Option Exchange Program. Messrs. Lang and Taylor were not eligible to participate, but Messrs. Franciscovich, Lien, Hunter and Lee did participate and the following shares were cancelled for each as of December 9, 2002: Mr. Franciscovich, 240,000 shares; Mr. Lien, 246,984 shares; Mr. Hunter, 331,000 shares; and Mr. Lee, 244,500 shares.

(3)
These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized, and are based on the positive spread between the respective exercise prices of outstanding options and $8.25, the closing price of the Company's Common Stock on March 28, 2003, the last day of trading for fiscal 2003.

EMPLOYMENT CONTRACTS

        Change of Control Agreements.    The Company has entered into Change of Control Agreements with each of Mike Hunter, Jimmy J. M. Lee, Chris Schott, Chuen-Der Lien, Bill Franciscovich, Brian Boisserée, Michael Miller and Jerry Fielder (as of January 27, 2000), Gregory Lang (originally as of October 1, 2001 and updated as of January 1, 2003), James Laufman (as of July 31, 2002), Philip Bourekas (as of October 1, 2002), Thomas Brenner (as of October 25, 2002), and Clyde Hosein and Scott Sarnikowski (as of March 14, 2003). The agreements are coterminous with the employee's employment with the Company. In the event of a termination of employment of any of the employees without cause within two years after a change of control of the Company, the agreements provide generally for lump sum severance payments of from twelve to twenty-four months monthly salary, as well as a prorated bonus payment and continued health benefits for the same period. The agreements also provide that the vesting of outstanding option and restricted stock will become accelerated by two years upon a change of control. The agreements provide that benefits may be limited in the event their payment results in the imposition of excise taxes under the "golden parachute" provisions of Section 280G of the Internal Revenue Code, as amended.

        Employment Agreement with Gregory Lang.    On October 1, 2001, the Company entered into an employment agreement with Gregory Lang, the Company's President. The agreement provides for a two-year term and sets forth Mr. Lang's salary and annual bonus eligibility. Per the terms of the agreement, Mr. Lang received a hire-on bonus of $150,000, which must be repaid pro ratably in the event his employment is terminated for cause or if he resigns without good reason prior to October 1, 2003. The agreement provides that, in the event Mr. Lang's employment is terminated by the Company other than for cause or if Mr. Lang resigns for good reason in connection with a material change in his employment circumstances, he will receive his base salary and any eligible bonus payments, and the Company will continue to pay for Mr. Lang's health and life insurance benefits, through the end of the remaining term of the employment agreement and that portion of his stock options which would have vested if Mr. Lang had remained employed for the remaining term of the employment agreement will immediately vest on the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        The Company has a Compensation and Stock Option Committee of the Board of Directors. During fiscal 2003, this Committee was comprised of Messrs. Federico Faggin and John Schofield, both of whom are non-employee directors. This Committee makes decisions regarding option grants to employees including executive officers. No interlocking relationship exists between the Board or the Compensation and Stock Option Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during fiscal 2003.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of March 30, 2003 for all of the Company's equity compensation plans, including the 1984 Employee Stock Purchase Plan, 1994 Stock Option Plan, 1994 Directors Stock Option Plan and the 1997 Stock Option Plan:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,270,000	12.21	5,371,000	(1)(5)
Equity compensation plans not approved by security holders(2)(3)(4)	4,937,000	17.36	13,095,000	(5)

(1)
Includes 1,332,000 shares remaining available for future issuance under the Company's 1984 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). This number does not include the proposed increase of 2,000,000 shares to the Purchase Plan described above.

(2)
Consists of shares issuable under our 1997 Stock Option Plan, which does not require the approval of and has not been approved by our stockholders. See the description below of the 1997 Stock Option Plan.

(3)
In connection with the Company's acquisition of Quality Semiconductor, Inc. ("QSI") in May, 1999, the Company assumed options held by former employees and consultants of QSI under the QSI 1989 Stock Option Plan, the QSI 1995 Stock Option Plan and the QSI Directors' Stock Option Plan exercisable for approximately 1,037,000 shares of Company Common Stock (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase approximately 19,000 shares of Company Common Stock were outstanding as of March 30, 2003. These remaining outstanding options have a weighted average exercise price of $3.32 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.

(4)
In connection with the Company's acquisition of Newave Semiconductor Corporation ("Newave") in April, 2001, the Company assumed options held by former employees and consultants of Newave under the Newave 1997 Stock Option Plan and the Amended and Restated Newave Shanghai Stock Option Plan exercisable for approximately 470,000 shares of Company Common Stock (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase approximately 326,000 shares of Company Common Stock were outstanding as of March 30, 2003. These remaining outstanding options have a weighted average exercise price of $12.45 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.

(5)
The number of shares provided are as of March 30, 2003, and include shares that were cancelled under the Company's Stock Option Exchange Program in December 2002. A total of 7.3 million replacement stock options were subsequently granted to employees on June 11, 2003.

Description of the 1997 Stock Option Plan

        Below is a summary of the principal provisions of the Company's 1997 Stock Option Plan (the "1997 Plan"), which summary is qualified in its entirety by reference to the full text of the 1997 Plan.

        In October 1997, the Board of Directors of the Company adopted the 1997 Plan. 2,500,000 shares of Common Stock were originally reserved for issuance under the 1997 Plan. From time to time, the Board of Directors has approved increases in the number of shares reserved for issuance under the 1997 Plan. Most recently, in April 2003, the Board of Directors approved an increase in the number of shares of Common Stock issuable under the 1997 Plan by 3,000,000 shares to 23,500,000 shares. As of the Record Date, 10,029,791 shares of Common Stock were available for issuance under the 1997 Plan. The 1997 Plan does not require and has not been approved by the Company's stockholders.

        Purpose.    The purpose of the 1997 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its affiliates, by offering them an opportunity to participate in the Company's future performance through awards of stock options.

        Plan Terms.    The 1997 Plan provides for the grant of non-qualified stock options ("NSOs") to employees and consultants of the Company and its affiliates. Officers and members of the board of directors of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 are not eligible to participate in the 1997 Plan. Also, consultants must render bona fide services to the Company or an affiliate not in connection with the offer and sale of securities in a capital-raising transaction in order to be eligible to participate in the 1997 Plan.

        The purchase price of the Common Stock issuable pursuant to options granted under the 1997 Plan may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market on the trading day immediately preceding the date of grant. If any option is forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such option shall again become available for future awards under the 1997 Plan.

        The maximum number of shares with respect to which a stock option may be granted under the 1997 Plan during a fiscal year to any person is 300,000 shares.

        Plan Administration.    The 1997 Plan is administered, subject to its terms, by the Compensation and Stock Option Committee, whose members are designated by the Board of Directors. The members of the Compensation and Stock Option Committee, Federico Faggin and John Schofield, are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the 1997 Plan, the Compensation and Stock Option Committee, in its discretion, designates those individuals who are to be granted options, the number of shares for which an option or options will be awarded, the exercise price of the option, the periods during which the option may be exercised and other terms and conditions of the option. The interpretation or construction by the Compensation and Stock Option Committee of any provision of the 1997 Plan or of any option granted under it is final and binding on all optionees.

        Stock Option Agreements.    Each option grant is evidenced by a written stock option agreement adopted by the Compensation and Stock Option Committee. Each option agreement states when and the extent to which options become exercisable, and the agreements need not be uniform. Options granted under the 1997 Plan may not have a term of more than ten years. Options expire on the first to occur of the expiration of the term of the option, or sooner following an optionee's termination of employment or service with the Company. Options granted under the 1997 Plan generally have seven year terms and vest 25% within the first year and the remaining shares vest monthly over three years such that the options are 100% vested within the fourth year. Options granted under the 1997 Plan are also subject to accelerated vesting in the event of certain corporate transactions as described below. The exercise price may be paid in cash or check or, at the discretion of the Compensation and Stock Option Committee, by delivery of fully paid shares of Common Stock of the Company that have been owned by the optionee for more than six months, by waiver of compensation due or accrued to an optionee for services rendered, through a "same day sale" or "margin commitment" with a broker-dealer that is a member of the National Association of Securities Dealers, or by any combination of the foregoing.

        Termination of Employment or Service.    Options granted under the 1997 Plan terminate three months after the optionee ceases to be employed by or to provide services to the Company unless

(i) the termination of employment or service is due to permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within 12 months of termination to the extent the option was exercisable on the date of termination; (ii) the optionee dies while employed by or providing services to the Company or within three months after termination of employment or service, in which case the option may, but need not, provide that it may be exercised at any time within 18 months after death to the extent the option was exercisable on the date of death; or (iii) the option by its terms specifically provides for a longer period (which period may not exceed five years).  In no event will an option be exercisable after the expiration date of the option.

        Amendment and Termination.    The Board of Directors may at any time terminate or amend the 1997 Plan.  Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. The 1997 Plan will continue in effect until October 2007, subject to earlier termination by the Board of Directors.

        Accelerated Vesting.    In the event of (i) a merger or acquisition in which the Company is not the surviving entity (except for a transaction to change the state in which the Company is incorporated), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or (iii) any other corporate reorganization or business combination in which the beneficial ownership of 50% or more of the Company's voting stock is transferred, all options outstanding under the 1997 Plan shall become fully exercisable immediately before the effective date of the transaction. Options will not become fully exercisable, however, if and to the extent that options are either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. Upon the effective date of such transaction, all options outstanding will terminate and cease to be exercisable, except to the extent they were previously exercised or assumed by the successor corporation or its parent. In the event of (i) a tender or exchange offer that is not recommended by the Company's Board of Directors for 25% or more of the Company's voting stock by a person or related group of persons other than the Company or an affiliate of the Company or (ii) a contested election for the Board of Directors that results in a change in a majority of the Board within any period of 24 months or less, all options outstanding under the 1997 Plan will become fully exercisable 15 days following the effective date of such event; provided, however, that options granted on or after March 31, 2003 shall become fully exercisable 15 days before such event. In either event, all options outstanding under the 1997 Plan will remain exercisable until the expiration or sooner termination of the option term specified in the option agreement.

        Adjustments Upon Changes in Capitalization.    If the number of shares of Common Stock outstanding is changed by a stock dividend, stock split, reverse stock split, recapitalization, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or by certain types of acquisitions of the Company, the Compensation and Stock Option Committee will make appropriate adjustments in the aggregate number of securities subject to the 1997 Plan and the number of securities and the price per share subject to outstanding options. In the event of the proposed dissolution or liquidation of the Company, the Board of Directors must notify optionees at least 15 days before such proposed action. To the extent that options have not previously been exercised, such options will terminate immediately before consummation of such proposed action.

        Nontransferability.    The rights of an optionee under the 1997 Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution or in the event of an optionee's divorce or dissolution of marriage. Options granted under the 1997 Plan are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Electronics (Semiconductors) Index for a period of five fiscal years. The Company's fiscal year ends on a different day each year because the Company's year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for convenience, the amounts shown below are based on a March 31 fiscal year end. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.

        The Company's stock price performance shown in the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTEGRATED DEVICE TECHNOLOGY, INC., THE S&P 500 INDEX
AND THE S&P ELECTRONICS (SEMICONDUCTORS) INDEX

      *$100 INVESTED ON 3/31/98 IN STOCK OR INDEX-
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING MARCH 31.

        The Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Amended and Restated Bylaws of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on the Company's review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

ANNUAL REPORT ON 10-K; AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K. Each stockholder receiving this Proxy Statement is also provided with a copy of the Annual Report on Form 10-K (without exhibits) in an Annual Report Wrap. Additional copies of the Company's Annual Report on Form 10-K (without exhibits) with Annual Report Wrap are available upon written request. Copies of exhibits to the Company's Annual Report on Form 10-K are available upon written request and reimbursement of the reasonable costs to provide these documents. Please address requests for these documents to: Investor Relations, Integrated Device Technology, Inc., 2975 Stender Way, Santa Clara, California 95054. All documents filed electronically with the Securities and Exchange Commission (including exhibits) may also be accessed without charge through the Company's investor relations website at: www.idt.com.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

Clyde R. Hosein Secretary

Dated: July 31, 2003
Santa Clara, California

APPENDIX A

INTEGRATED DEVICE TECHNOLOGY, INC.
AUDIT COMMITTEE CHARTER

Purpose

        The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Integrated Device Technology, Inc. (the "Company") in fulfilling the Board's oversight responsibilities regarding: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditor. In so doing, the Committee shall endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the external auditor and the financial management of the Company.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company's internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the "internal auditor") and the Company's independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Membership

        The Committee shall consist of three members of the Board. The members of the Committee, including the Chair, shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the Securities and Exchange Commission (the "SEC"). In addition, each Committee member shall satisfy the "independence" requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Committee Organization and Procedures

        1.     Unless the Chair is elected by the Board, the members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in her or his absence, a member designated by the Chair) shall preside at all meetings of the Committee.

        2.     The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

        3.     The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable. In addition, the Committee should meet at least quarterly with the independent auditor and management to review the Company's financial statements and related SEC filings in a manner consistent with that outlined later in this charter.

        4.     All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but may not vote and shall not participate in any discussion or deliberation unless invited to do so by the Committee. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

        5.     The Committee may retain independent counsel, experts or advisors (legal, accounting, financial or otherwise) that the Committee believes to be necessary or appropriate under the circumstances. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        6.     The Committee may conduct or authorize investigations into any matters within the scope of its stated purposes.

Powers and Responsibilities

  Interaction with the Independent Auditor

        7.     The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

        8.     Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

        9.     The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company. In conducting its review:

          (i)    The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

          (ii)   The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

          (iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

          (iv)  The Committee shall, if applicable, consider whether the independent auditor's provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

  Annual Financial Statements and Annual Audit

        10.   The Committee shall meet with the independent auditor and management in connection with each annual audit to discuss the scope and budget of the audit, the procedures to be followed and the staffing of the audit.

        11.   The Committee shall review and discuss with management and the independent auditor: (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

        12.   The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        13.   The Committee shall, based on the review and discussions in paragraphs 12 above and 17 below, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 9(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Separate Meetings with the Independent Auditor

        14.   The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management's responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); (ii) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

        15.   The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent auditor identifies as critical; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

        16.   The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

  Quarterly Financial Statements

        17.   The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Internal Audit

        18.   The Committee shall review the appointment and replacement of the internal auditor.

        19.   The Committee shall meet periodically with the Company's internal auditor to discuss the responsibilities, budget and staffing of the Company's internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

  Other Powers and Responsibilities

        20.   The Committee shall discuss with management and the independent auditor the Company's financial information and earnings guidance to the public, with particular focus on any "pro forma" or "adjusted" non-GAAP information. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

        21.   The Committee shall review all related-party transactions on an ongoing basis and all such transactions must be approved by the Committee.

        22.   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or internal audit function.

        23.   The Committee shall discuss with the Company's General Counsel or outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

        24.   The Committee shall request assurances from management, the independent auditor and the Company's internal auditors that the Company's foreign subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

        25.   The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

        26.   The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditor.

        27.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

        28.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company's annual proxy statements.

        29.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

        30.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

        31.   The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

INTEGRATED DEVICE TECHNOLOGY, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 12, 2003

The undersigned hereby appoints Gregory S. Lang and Clyde R. Hosein, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the "Company") to be held at the Santa Clara Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054 on September 12, 2003, at 9:30 a.m., local time, or at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

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ACCOUNT NUMBER	COMMON
1.	ELECTION OF CLASS I DIRECTOR	FOR ☐	WITHHELD FOR ALL ☐

Nominee:    Gregory S. Lang

Instruction:    To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

2.	AMENDMENT TO THE COMPANY'S 1984 EMPLOYEE STOCK PURCHASE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	RATIFICATION OF SELECTION OF PRICEWATERHOUSE-COOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote FOR the nominee for election and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEE FOR ELECTION AND FOR PROPOSALS 2 AND 3.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Dated:	, 2003

Signature(s)

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

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VOTING RIGHTS AND SOLICITATION OF PROXIES
REVOCABILITY OF PROXIES
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
PROPOSAL NO. 1—ELECTION OF DIRECTOR
PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE 1984 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP
REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
ANNUAL REPORT ON 10-K; AVAILABLE INFORMATION
OTHER MATTERS
APPENDIX A INTEGRATED DEVICE TECHNOLOGY, INC. AUDIT COMMITTEE CHARTER
INTEGRATED DEVICE TECHNOLOGY, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 12, 2003